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                                   EXHIBIT 7.1
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                                    AGREEMENT
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         AGREEMENT, dated as of October 19, 1998, by and among ASI GROUP,
L.L.C., a Nevada limited liability company ("ASI"), ANDRE K. AGASSI, an individual ("AGASSI"), JAMES EARL ROGERS, an individual ("JROGERS") and PERRY CRAIG ROGERS, individual ("PROGERS"), and SUNBELT COMMUNICATIONS COMPANY, a Nevada corporation ("SUNBELT").

                                    RECITALS

A.       AGASSI, SUNBELT and PROGERS are the sole members of ASI.

B.       JROGERS is the controlling shareholder of SUNBELT.

C. ASI has acquired (the "Acquisition") in excess of 20% of the common stock, no par value ("Common Stock"), of Las Vegas Discount Golf & Tennis, Inc., a Colorado corporation ("LVDG&T").

D. As a result of the Acquisition, ASI, AGASSI, JROGERS, PROGERS and SUNBLET are required under federal securities laws to file a Schedule 13D with respect to the Common Stock acquired by ASI in the Acquisition.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that a single
Schedule 13D will be filed on behalf of each of ASI, AGASSI, JROGERS, PROGERS and SUNBELT with respect to the Acquisition.

         This Agreement may be executed in two or more counterparts, each of which shall be an original, but which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ASI GROUP, L.L.C. a Nevada limited  SUNBELT COMMUNICATIONS
liability company                   COMPANY

By /s/ Perry Craig Rogers           By  /s/ James Earl Rogers, By Perry Craig
   ------------------------------       ---------------------------------------
     Perry Craig Rogers, member         Rogers, attorney-in-fact
                                        ------------------------
                                       James Earl Rogers, President
                                       by Perry Craig Rogers, attorney-in-fact
/s/ Andre K. Agassi
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ANDRE K. AGASSI
                                    /s/ James Earl Rogers, By Perry Craig
                                    -------------------------------------
                                    Rogers, attorney-in-fact
                                    ------------------------
/s/ Perry Craig Rogers              James Earl Rogers, By
---------------------------------   Perry Craig Rogers, Attorney-in-fact
Perry Craig Rogers